Exhibit 10.1.1

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

CONTRACT

AGREEMENT made as of the ______ day of July, 2022 (this “Contract”) between Eagle IV Realty, LLC, a Delaware limited liability company, having an office c/o Sentinel Real Estate Corporation, 1251 Avenue of the Americas, New York, New York 10020 (“Seller”) and Irwin Leitgeb Trust dated October 16, 1995 as amended and restated on December 10, 2012, having an office c/o Wells Fargo Wealth Management, 1700 Lincoln Street, 11th Floor C7300-11M, Denver, Colorado 80203(“Buyer").

W I T N E S S E T H:

1.	Sale, Definitions.

1.1      (a)    Seller agrees to sell, assign, convey and transfer to Buyer and Buyer agrees to purchase from Seller the Premises (as defined in 1.3) known as Eagle Lake Business Centre IV located at 11400 73rd Avenue North, Maple Grove (Hennepin County), Minnesota 55369 for the price and on the terms hereafter stated.

(b)    The Purchase Price for the Premises is THIRTEEN MILLION DOLLARS ($13,000,000.00), to be paid as follows:

(i)    THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($375,000.00) within three (3) business days after execution of this Contract, in escrow to Escrowee, to be disbursed as provided in this Contract.

(ii)         The balance of the Purchase Price, after application of the Deposit (as defined in 1.3), at Closing in cash.

1.2    All Closing cash payments shall be made by Buyer by wire transfer in Federal funds to the Escrowee's account and by Escrowee to Seller's account at a bank designated by Seller or as Seller shall otherwise direct.

1.3    For the purposes of this Contract, unless the context shall otherwise indicate, the terms set forth below shall be defined as follows:

The words “Access Agreement” are defined in 2.1(a).

The word "Buyer" shall include an assignee, approved by Seller or authorized by the terms of 11, all in accordance with and subject to 11.

The word "Closing" shall mean the consummation of the transactions referred to in this Contract which shall occur upon the delivery of the deed described in 7.3(a), the delivery of the other documents described in 7 and the payment of the Purchase Price as provided in 1.1(b) and shall occur on the Tuesday, Wednesday or Thursday first occurring seven (7) days after the Decision Date (the "Closing Date"). Time shall be of the essence with respect to the obligation of Buyer to purchase the Premises at Closing.

The words “Decision Date" shall mean August 5, 2022.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

The term "Deposit" shall mean the sum of (i) the payment of $375,000.00 as provided in 1.1(b)(i), and (ii) any income or interest earned on that sum as provided in 10.2.

The words the “Due Diligence Materials” are defined in 2.1(a).

The words "Effective Date" shall mean the date on which both parties shall have signed this Contract and shall be confirmed by notice from the later of the parties to sign.

The word "Escrowee" shall mean the Title Company, acting as escrowee under this Contract.

The word “Exceptions” is defined in 2.4(a).

The words "Good Title" shall mean good and marketable title in fee simple, free and clear of all liens, encumbrances, agreements, restrictions and burdens, except for Permitted Encumbrances.

The words “Governmental Approvals” shall mean all transferable certificates of occupancy, permits, licenses, consents, authorizations, variances, and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau, or other entity or instrumentality solely in respect of the Premises which remain valid or in effect as of Closing.

The words "Governmental Authority" shall mean the municipal, district, state and Federal governments, and agencies, authorities, courts and officers of any of them having jurisdiction of the Premises.

The word "Improvements" shall mean the buildings, structures and other facilities on the Land as described on Schedule 1, together with the fixtures owned by Seller and installed and used in connection with the operation of the buildings and structures on the Land.

Phrases referring to "the knowledge of Seller" or words to similar effect shall only refer to the actual knowledge of Martin J. Cawley and the actual knowledge of any other person or any knowledge which would be imputed to any of those persons or to Seller as a matter of law shall not be deemed to be covered by those phrases. Seller represents that Mr. Cawley is a person most likely to have knowledge of the matters set forth in Section 3.1 of this Contract.

The word “Land” shall mean the parcel of land described in Schedule A together with all reversions, remainders, easements, hereditaments, and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land, if any, including all right, title and interest of Seller in and to any mineral and mineral rights, water and water rights, adjacent streets, alleys or rights of way.

The words "Legal Requirements" shall mean all laws, statutes, codes, ordinances, acts, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all Governmental Authorities in force on the date of this Contract.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

The words "Permitted Encumbrances" shall mean the matters, exceptions and state of facts affecting title to the Premises determined as provided in 2.4.

The word "Premises" shall mean the Land and the Improvements located thereon.

The words “Purchase Price” shall mean the sum referred to in 1.1(b).

The words “Related Persons” are defined in 2.2(b)(i).

The phrase "Seller has not received any notice" shall mean that neither Seller nor its managing agent, Sentinel Real Estate Corporation ("SREC"), has not received originals or copies of written notices at their office in New York City of the subject matter referred to in the representation.

The words “Service Contract” shall mean any management, rental (other than tenant leases), telecommunications, cable, satellite TV, brokerage or other service or supply contract or agreement.

The word “Survey” is defined in 2.4(a).

The words "Termination Option" shall mean an option by a party to terminate this Contract, to be exercised by written notice to the other party on the conditions set forth with respect to the specific Termination Option, pursuant to which this Contract shall terminate and neither party shall have any obligations of any nature to the other hereunder or by reason hereof, except that the provisions of 2.2, 9, 10, 13, 17 and 21 shall survive that termination and Escrowee shall return the Deposit to Buyer (less the sum of $100 which shall be delivered by Escrowee to Seller as consideration to Seller for entering into this Contract and the Termination Options provided herein) except for an exercise of the Termination Option provided in 21.2 by Seller, in which case the Deposit shall be paid over as provided in 21.2. Time shall be of the essence in the exercise or deemed exercise of any Termination Option granted in 2.1 or 2.4.

The words “Title Commitment” are defined in 2.4(a).

The words "Title Company" shall mean Commonwealth Land Title Insurance Company, 685 Third Avenue, 20th Floor, New York, NY 10017.

The words “Title Evidence” are defined in 2.4(a).

The words “Warranties and Guaranties” shall mean assignable warranties and guaranties issued in connection with the Premises which remain in effect as of Closing.

2.	Buyer's Due Diligence, Acceptance, Covenants, Acknowledgments.

2.1      (a)    Pursuant to an Access Agreement dated July 5, 2022 (the “Access Agreement”) between Buyer and Seller, Seller has allowed Buyer access during regular business hours (and from and after the Effective Date will continue to allow Buyer access) to the books and records for the Premises and to the Premises to inspect the Premises, including but not limited to engineering inspections, to conduct its environmental review of the Premises, including but not limited to testing of soil conditions and emissions and for the presence or absence of hazardous materials in the Improvements or otherwise on or about the Premises, to inspect the books and records of the Premises and the public records in respect of the Premises to determine the physical condition, the financial condition and the legal compliance of the Premises, and to review any other matter related to the Premises. Pursuant to the Access Agreement, Seller has delivered to Buyer (or given Buyer access to) the documents described in Schedule 2.1(a) (the “Due Diligence Materials”).

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

(b)    If Buyer decides to proceed with the purchase of the Premises, then Buyer shall so notify Seller and Escrowee unconditionally on or before the Decision Date and Buyer shall then be deemed to have accepted the physical condition, the legal compliance and financial condition of the Premises, subject to the express terms of this Contract. If Buyer decides in its sole discretion that it will not proceed with the purchase of the Premises, Buyer shall on or before the Decision Date exercise a Termination Option. If Buyer fails to notify Seller and Escrowee of its decision on or before the Decision Date or if Buyer’s notice shall not be unconditional, Buyer shall be deemed to have notified Seller and Escrowee on the Decision Date that Buyer is exercising that Termination Option.

(c)    If Buyer notifies Seller that it has decided to proceed with the purchase of the Premises in accordance with 2.1(b), Buyer shall have no Termination Option, except as provided in 2.4(c), 4, 5 or 21.1 of this Contract.

2.2    Buyer agrees as follows:

(a)    Buyer shall pay all costs of its inspection and testing. If Buyer shall intend to carry out any test, inspection or investigation involving the physical disturbance of any portion of the Premises, Buyer shall give Seller at least three (3) business days prior notice of such intention and the conducting of such test, inspection and investigation shall be subject to Seller’s reasonable regulations; provided however, that in no event shall Buyer be permitted to perform soil borings or other invasive tests on the Premises without Seller’s prior written consent. Buyer shall repair any damage to the Premises caused by Buyer's entry onto the Premises for purposes of the inspections described in 2.1. Buyer shall indemnify, defend and hold Seller harmless from and against all obligations to and liens of any contractor, agent, representative or other person employed by Buyer and any and all damages, expenses, claims or liabilities (including reasonable attorneys’ fees and disbursements) for personal injury or property damage caused by any such entry onto the Premises by Buyer, its representatives and agents. Buyer represents and warrants that it carries not less than $2,000,000 general liability insurance with a contractual liability certificate which insures its indemnity obligations under this Contract, which names Seller and Seller’s property manager, Sentinel Real Estate Corporation, as additional insureds thereunder. Buyer shall deliver a copy of such policy and certificate or a certificate evidencing such insurance coverage to Seller prior to any access by Buyer to the Premises. The provisions of this 2.2(a) shall survive the Closing or termination pursuant to a Termination Option and shall not be subject to the limitation contained in 21.2.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

(b)     (i)    Buyer shall not disclose, and shall not authorize any Related Person (as defined below) to disclose, to any person (other than the persons described below or as required by applicable Legal Requirement) any information relating to the Premises received directly or indirectly from Seller or through Buyer's inspection and testing processes, unless and until the contemplated transaction shall close. Buyer may make a disclosure of appropriate information to any attorney, engineering consultant, accountant, or employee of the Buyer and to any person that is or may be providing equity or debt (either secured or unsecured) financing to Buyer (such persons being called "Related Persons"), provided the Buyer has advised the Related Persons of the confidential nature of the information and the existence of this agreement against disclosure, and, if the Related Person is not regularly employed or retained by the Buyer, such advice shall be in writing and shall also state that the Related Person is not authorized to disclose any of such information, except as provided above.

(ii)    Buyer hereby agrees that if the transactions contemplated herein do not occur for any reason whatsoever, (including, but not limited to, the exercise of a Termination Option by either party or a default by either party), Buyer shall return to Seller all documents, surveys, or other written information of whatever kind or nature in the possession of Buyer which have been provided by Seller in connection with the contemplated transactions.

(iii)    Buyer's obligations pursuant to 2.2(b)(i) and 2.2(b)(ii) shall survive the Closing or termination of this Contract pursuant to a Termination Option.

2.3    Buyer acknowledges that:

(a)    Seller will deliver, or cause to be delivered, to Buyer and will make available to Buyer reports, documents, books, records and other written and graphic material pursuant to 2 and the other terms of this Contract that may have been prepared by persons other than Seller or have been prepared by or on behalf of Seller in reliance on information provided by persons other than Seller, as to which, except as expressly set forth in this Contract, Seller makes no representation or warranty whatsoever, express or implied, with respect to the content, completeness or accuracy of any such materials or with respect to any of the matters disclosed thereby and that, except as expressly set forth in this Contract, Buyer releases Seller from all claims and liabilities in connection with information that is contained in, or that might have been contained in, such materials.

(b)    If Buyer notifies Seller that it has decided to proceed with the purchase of the Premises as provided in 2.1(b), it shall be deemed to be fully familiar and satisfied with the condition and repair of the Premises, the value, income, expenses and operation thereof, applicable land use ordinances and regulations, legal compliance and the uses which may be made of the Premises, and any other matter with respect thereto;

(c)    (i)Without limiting the generality of 2.3(a) and 2.3(b) Buyer also acknowledges that certain materials and substances that were in common use without regulation at and since the original construction of the Improvements are now deemed to be hazardous materials or hazardous substances under applicable Legal Requirements or the use, or the method of use, of such items may now be prohibited or regulated, that some of those materials and substances may have been used in the original construction of the Improvements or the subsequent maintenance of the Premises, that prior owners of the Premises or adjacent property may have stored, released, transported or otherwise disposed of material on such properties deemed to be hazardous substances under applicable Legal Requirements, that certain natural conditions, such as radon and biological contaminants (such as mold, mildew, or fungi, including any substance produced by, emanating from, or arising out of any such biological contaminants), that may be health hazards may be present and may be further aggravated by the construction and repair of the Improvements, and that, notwithstanding Seller making available any environmental studies, reports and investigations, Buyer will be solely responsible for all investigation or inquiry into such items and, if Buyer shall buy the Premises, Seller shall not be responsible to Buyer for any costs of removal and remediation (including consequential damages) of such items, including without limitation radon, biological contaminants, asbestos-containing materials, lead-based paint and any other materials described in said environmental studies, reports and investigations.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

(ii)         Without limiting the generality of, and subject to the provisions of, 2.3(a) and 2.3(b), Buyer further acknowledges that Seller does not intend to provide to Buyer any information with respect to the physical condition of the Premises other than any maintenance logs furnished to Buyer with respect to the Premises and any environmental studies, reports and investigations referred to in 2.3(c)(i) which may be furnished to Buyer.

(d)    Except as expressly set forth in this Contract, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guarantees, promises, statements, inducements, representations or information pertaining to the Premises, or any part thereof, the physical condition, legal compliance, income, expenses or operation thereof, the uses which can be made of the Premises or any other matter or thing with respect thereto, and that without limiting the foregoing, except as expressly set forth in this Contract, Seller is not liable for or bound by (and Buyer has not relied upon) any verbal or written statements, representations, real estate brokers' "set ups" or any other information respecting the Premises furnished by Seller or any broker, employee, agent, consultant or other person representing or purportedly representing Seller.

(e)    Except as expressly provided herein, no responsibility has been assumed by Seller as to the condition or repair of the Premises or the value thereof or as to any other fact which has or might affect the Premises or the condition, repair, value, expense of operation or income potentials thereof.

(f)    BUYER, BY RECORDATION OF THE DEED, SHALL ACCEPT THE PREMISES "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AS OF THE CLOSING DATE, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER, INCLUDING, WITHOUT ANY LIMITATION AS TO ITS CONDITION, FITNESS FOR ANY PURPOSE OR MERCHANTABILITY OR COMPLIANCE WITH LEGAL REQUIREMENTS, OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS SET FORTH IN THIS CONTRACT.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

2.4      (a)    Pursuant to the Access Agreement, (i) Seller delivered to Buyer a copy of the survey of the Premises prepared by Sambatek, Inc. last revised and certified on April 29, 2022 by Jason J. Howard, MN L.L.S No. 47092 (the “Survey”), and (ii) Buyer at its sole cost and expense, obtained a title insurance commitment issued by the Title Company (the "Title Commitment"), setting forth the status of the title to the Premises, with copies of all documents and other items referred to in the Title Commitment as exceptions (the Survey and the Title Commitment being referred to the "Title Evidence"). Copies of the Title Commitment and the Title Evidence were simultaneously delivered to Seller and Buyer. Buyer must notify Seller by July 22, 2022 of its objection to any of the exceptions, defects or objections set forth in the Title Commitment or to any matter disclosed by the state of facts shown on the Survey (such objections being referred to as the "Exceptions"). If Buyer's notice does not include exceptions, defects or objections listed in the Title Commitment or any matter disclosed by the state of facts shown on the Survey, Buyer shall be deemed to have waived its right to object to such exceptions, defects, objections, or matters and they shall be deemed to be "Permitted Encumbrances". Seller shall satisfy, and pay all costs in connection with the satisfaction of, any lien securing the payment of a liquidated sum (other than any matter to be prorated as provided in 8). Seller shall notify Buyer within seven (7) days after receipt of Buyer's notice whether it will be able to cure or remove any other Exceptions. If Seller shall notify Buyer that it is not able to cure or remove any such Exception, then Buyer must exercise a Termination Option on account of that matter within three (3) days after receipt of Seller's notice or Buyer shall be deemed to have waived its objection to any such Exception and it shall be deemed to be a Permitted Encumbrance and this Contract shall continue in full force and effect in accordance with its terms.

(b)    If prior to the Decision Date, any new or updated survey of the Premises which may be obtained by Buyer at its sole cost and expense shall disclose any survey matter not shown on the Survey, Buyer shall have the same rights to object to that matter, exception, defect or objection as set forth in 2.4(a), to be exercised within a reasonable period of time, but not later than the Decision Date.

(c)    If any title continuation after the search date of the Title Commitment shall disclose any exception, defect or objection not shown on the Title Commitment, Buyer shall have the same rights to object to that matter, exception, defect or objection as set forth in 2.4(a), to be exercised within a reasonable period of time, considering the pendency of the Closing, but in no event more than three (3) business days after receipt of such updated title continuation.

3.	Representations and Covenants.

3.1    Seller represents to Buyer:

(a)     Seller (i) is a duly organized and validly existing limited liability company; (ii) is duly bound by the actions and execution hereof by the officer who executed this Contract; and (iii) has the authority and power to enter into this Contract and to consummate the transaction provided for herein.

(b)     The execution and delivery by Seller of, and the performance and compliance by Seller with the terms and provisions of, this Contract do not violate any of the terms, conditions or provisions of (i) its certificate of formation and operating agreement, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Seller is subject, or (iii) any agreement or contract listed on any Schedule to this Contract or any other agreement or contract to which Seller is a party or to which it or the Premises are subject, nor shall such execution, delivery, performance or compliance constitute a material default thereunder or give to others any rights of termination or cancellation in or with respect to the Premises. No consent, waiver or approval by any third party is required in connection with the execution and delivery by Seller of this Contract or the performance by Seller of obligations to be performed by Seller under this Contract.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

(c)     Seller has not received any notice of any actions, suits, proceedings or claims (including without limitation any in respect of environmental protection Legal Requirements) pending or expressly threatened in writing against or affecting Seller (in respect of the Premises) or the Premises, at law or equity or before or by any Governmental Authority, except as shown on Schedule 3.1(c).

(d)      (i)         All tenants and occupants of the Premises as of the date set forth on Schedule 3.1(d), the space leased, the lease expiration dates, the security deposits, and the rentals are identified on Schedule 3.1(d), which has been prepared in substantially the same form as those previously furnished to Buyer.

(ii)         No tenant has been given free rent, any concession in the payment of rent or any abatement in the payment of rent, except as set forth in the lease. No tenant has paid rent (other than as held for security) more than 30 days in advance, except as shown on Schedule 3.1(d).

(iii)         Seller (x) has paid all costs required to be paid by the landlord to the tenants listed in Schedule 3.1(d) in connection with the leasing and preparation of space (except that Landlord owes to SterilMed, Inc., a Minnesota corporation (the “Tenant”), a tenant improvement allowance in the amount of $175,000.00 (the “HVAC Allowance”) pursuant to the Sixth Amendment to Lease dated February 28, 2022), and (y) has paid all obligations for brokerage commissions and finders' fees incurred in entering into those leases.

(iv)         The leases to the tenants listed on Schedule 3.1(d) are in force; to the knowledge of Seller, any claims of default by the tenants are contained in the tenant’s lease file; and, to the knowledge of Seller, the tenants are not in default under its lease, except as set forth on Schedule 3.1(d).

(e)      The operating statements attached as Schedule 3.1(e) are true and correct in all material respects.

(f)       Seller has not received any notice from a Governmental Authority of any violation of a Legal Requirement with respect to the Premises that has not been cured.

(g)       Schedule 3.1(g) identifies the Service Contracts in effect at the Premises that survive the Closing (unless otherwise indicated on Schedule 3.1(g)).

(h)       Seller will pay all expenses incurred in the operation of the Premises prior to Closing (except for any such expenses prorated pursuant to 8).

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

(i)         There are no employees of Seller with respect to the Premises.

(j)         Neither Seller nor, to Seller’s knowledge, any direct owner or indirect of Seller is (a) identified on the OFAC List (as hereinafter defined) or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States. The term “OFAC List” shall mean the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any law, rule, regulation or Executive Order of the President of the United States, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. Notwithstanding the foregoing to the contrary, an “indirect” owner of Seller shall in all events exclude any and all shareholders, participants, limited partners and members of any entity that is or becomes a member or constituent partner in Seller.

(k)         Seller has no actual knowledge of any “wells” on the Premises within the meaning of Minn. Stat. Ch. 1031. Seller’s representation is intended only to satisfy the requirements of that statute.

(l)         Solely for purposes of satisfying the requirements of Minn. Stat. § 115.55, Seller has no actual knowledge of “individual sewage treatment system” (within the meaning of that statute) on or serving the Premises. Seller certifies that, to the best of Seller’s knowledge, sewage generated at the Premises goes to a facility permitted by the Minnesota Pollution Control Agency.

(m)         To Seller’s actual knowledge, there has been no methamphetamine or other illegal drug production on the Premises.

(n)         Seller owns no personal property at the Premises.

(o)         All statements contained in in the Seller’s Conflict of Interest Disclosure attached as Schedule 3.1(o) are true and accurate.

The representations of Seller contained in this 3.1 shall survive the Closing and the recordation of the deed in accordance with Section 14 of this Contract.

3.2      Buyer represents to Seller:

(a)         Buyer (i) is a duly organized and validly existing trust; (ii) is duly bound by the actions and execution hereof by the person who executed this Contract; and (iii) has the authority and power to enter into this Contract and to consummate the transaction provided for herein.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

(b)         Buyer has the legal right, power and authority to enter into this Contract and will prior to Closing have all legal right, power and authority to perform all its obligations hereunder, and the execution and delivery of this Contract by Buyer and the performance by Buyer of its obligations hereunder (a) have been duly authorized, or will be duly authorized by Closing, by all requisite action, and (b) shall not conflict with, or result in a breach or violation of, or be modified, restricted or precluded by (i) any of the terms, conditions and provisions of the organizational documents of Buyer, (ii) any order, judgment, writ, injunction or decree of any court or governmental instrumentality which has been served or otherwise received by Buyer, (iii) any agreement or instrument to which Buyer is a party or by which it is bound, or to which it or any portion of its property is subject, or (iv) any law, rule or regulation.

(c)         Either (a) Buyer is not a "benefit plan investor" (as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or (b) Buyer's actions in connection with the execution, performance and delivery of this Contract (i) do not and will not cause Buyer, or its fiduciary responsible for the execution, performance and delivery of this Contract, to violate its applicable fiduciary duties under Title I of ERISA (including the prohibited transaction provisions thereunder), and (ii) do not and will not cause a violation of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), that would result in any liability to Seller under Section 4975 of the Code.

(d)         Either (a) Buyer is not a governmental, church, non-U.S. or other plan that is subject to any state, local, non U.S. or other law, regulation or other legal restriction that is substantially similar to Title I of ERISA or Section 4975 of the Code, or an entity the assets of which constitute the assets of a such a plan, or (b) Buyer's actions in connection with the execution, performance and delivery of this Contract (i) do not and will not cause Buyer, or its fiduciary responsible for the execution, performance and delivery of this Contract, to violate its applicable fiduciary duties under any applicable state, local, non-U.S. or other law, regulation or other legal restriction that is substantially similar to Title I of ERISA, and (ii) do not and will not cause a violation of any applicable state, local, non-U.S. or other law, regulation or other legal restriction that is substantially similar to Section 4975 of the Code that would result in any liability to Seller under Section 4975 of the Code.

(e)         Neither Buyer nor, to Buyer’s knowledge, any direct owner or indirect of Buyer is (a) identified on the OFAC List or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States. Notwithstanding the foregoing to the contrary, an “indirect” owner of Buyer shall in all events exclude any and all shareholders, participants, limited partners and members of any entity that is or becomes a member or constituent partner in Buyer.

The representations of Buyer contained in this 3.2 shall survive the Closing and the recordation of the deed.

3.3    Between the Effective Date and the date of Closing, Seller agrees as follows:

(a)    Seller shall not voluntarily create any liens, encumbrances, defects in title, restrictions or easements (other than Permitted Encumbrances) affecting the Premises.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

(b)         Seller shall operate the Premises in substantially the same manner as operated prior to the date of this Contract, will not execute any agreement that is not cancelable on thirty days notice without penalty or premium, and will not execute any lease (or amend any existing lease) for any portion of the Premises without Buyer’s approval.

4.	Title, Title Insurance and Closing Conditions.

4.1    If at Closing Seller is unable to convey to Buyer Good Title to the Premises subject to and in accordance with the provisions of this Contract or is unable to satisfy any other condition to Buyer's obligations under this Contract, then Buyer may either: (i) exercise a Termination Option, or (ii) elect, as permitted by 4.2, to take such title as Seller is able to convey. Seller shall be entitled to a reasonable adjournment (not to exceed in the aggregate thirty (30) days after the scheduled last day for Closing) to remove any defects in, or objections to, Good Title or to fulfill any condition to the performance of this Contract. Seller shall perform any action required by 2.4 or covered by Seller's notice referred to in 2.4; but Seller shall not be required to take or bring any action or proceeding or any other steps to remove any other defects in, or other objections to, title or to fulfill any other condition to the performance of this Contract or to expend any moneys therefor, and, if Seller elects not to take any such steps, Buyer shall not have any right of action against Seller, in law or in equity, for damages or specific performance.

4.2    Buyer at any time may accept such title as Seller can convey without reduction of the Purchase Price or any credit or allowance on account thereof or other claim against Seller. The recordation of the deed to Buyer shall be deemed to be full performance and discharge of every agreement and obligation in 2.4 and 4.1 and every condition precedent to Buyer's obligations in 6.1.

4.3    If the Premises shall at the time of Closing be subject to any liens, encumbrances or other title exceptions that Buyer has objected to as provided in 2.4, those matters shall be deemed a Permitted Encumbrance if the title insurer will issue or bind itself to issue a policy which will insure Buyer against collection thereof from or enforcement thereof against the Premises.

5.	Casualty and Condemnation.

5.1         The risk of any loss by fire or other casualty or by the taking of the Premises or any part thereof by eminent domain shall be assumed solely by Seller until Closing, provided, however, that in the event of a casualty or a taking causing a loss in an amount equal to or less than ten percent (10%) of the Purchase Price, this Contract shall remain in force without reduction of the Purchase Price and the sum of the insurance proceeds collected and the deductible under Seller's insurance policy less any sums applied to restoration of the Premises or the condemnation award allowed shall be paid over to Buyer (or, if that amount has not been collected by Seller before Closing, it shall be assigned to Buyer).

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

5.2     If fire or other casualty shall cause a loss in an amount more than ten percent (10%) of the Purchase Price and the damage shall not be substantially restored or repaired by Closing, or if a taking shall cause a loss in an amount more than ten percent (10%) of the Purchase Price, then Buyer may exercise a Termination Option within ten (l0) days after Seller shall give Buyer notice of the particular events. If Buyer does not timely exercise this Termination Option, the parties will proceed as provided in 5.1 with respect to a casualty or a taking causing a loss in an amount equal to or less than ten percent (10%) of the Purchase Price.

5.3       If any event described in 5 shall occur, the provisions of 5 shall control, and the Uniform Vendor and Purchaser Risk Act, or any successor statute thereto, or similar laws shall not be applicable.

6.	Conditions Precedent.

6.1      As conditions precedent to Buyer's obligation to purchase the Premises and to perform its other obligations under this Contract:

(a)    No event described in 2.4, 4 or 5 for which Buyer has a Termination Option shall have occurred.

(b)    Seller shall have complied with its obligations under this Contract and delivered all of the documents required by this Contract.

(c)    The representations made by Seller in this Contract shall be true and correct in all material respects, except for representations referring to Seller’s knowledge when Seller’s knowledge of a state of facts differing from the representation first occurs because Buyer has informed Seller of such fact or facts before the Decision Date.

6.2      As conditions precedent to Seller's obligation to transfer the Premises:

(a)    No event for which Seller has a Termination Option shall have occurred.

(b)    Buyer shall have made the payments provided in this Contract and executed the documents referred to in this Contract.

7.	Escrow and Closing.

7.1    Seller and Buyer agree to use commercially reasonable efforts to perform with reasonable dispatch the acts to be done by each of them to satisfy the conditions precedent to the Closing.

7.2      (a)     Concurrently with the execution of this Contract and the deposit of the sum set forth in 1.1(b)(i), each party shall execute such separate escrow instructions with the Escrowee as may be required by the Escrowee for the administration of the Deposit (as provided in 10) and as are consistent with the terms of this Contract.

(b)    On or before the business day before the date of Closing, Seller and Buyer shall complete, execute and deposit into escrow the instruments and documents described in 1.1(b), 7.3 and 7.4, execute their respective Closing escrow instructions to the Escrowee and advise the Escrowee of the prorations and credits for all items referred to in 1.1(b) and 8, except the Escrowee shall prorate real estate taxes and allocate the costs of the title insurance premiums and other closing costs as provided in this Contract.

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(c)         Buyer shall deposit immediately available funds required to complete the Closing in form ready for wiring by the Escrowee by the opening of business on the date of Closing. Escrowee shall complete Closing by recording and delivering the deposited documents and distributing the funds in accordance with the escrow instructions.

7.3      Seller shall deliver the following:

(a)    A limited warranty deed, substantially in the form of Schedule 7.3(a), conveying Good Title to the Premises to Buyer subject to Permitted Encumbrances and other matters of record, executed in form for recording.

(b)         An assignment, substantially in the form of Schedule 7.3(b), of Seller's rights under the leases and Service Contracts to be assigned pursuant to this Contract; and the documents in Seller's possession relating to the foregoing.

(c)         A rent roll for the Premises (the "Rent Roll"), in the same form as Schedule 3.1(d), dated no earlier than three (3) days before Closing, and the lease records.

(d)         An affidavit containing the information required by Section 1445 of the Internal Revenue Code to establish that Seller is not a foreign person for purposes of that Section.

(e)         Notices to the tenants of the change in ownership and the transfer of security deposits (if any).

(f)         An affidavit in respect of mechanics liens and parties in possession in reasonable and customary form sufficient to remove (or to limit to the rights of tenants) the standard title insurance exceptions for such matters.

(g)         A Minnesota Certificate of Real Estate Value.

(h)         At or prior to the Decision Date, an estoppel certificate executed by the Tenant, substantially in the form of Schedule 7.3(h).

(i)         An assignment of all Warranties and Guaranties and Governmental Approvals, if any, being conveyed hereunder (the “Warranties and Guaranties Assignment”), in the form of Exhibit 7.3(i);

(j)         Any other documents expressly required by the terms of this Contract.

7.4      Buyer shall execute and deliver the following:

(a)    An assumption of Seller's obligations under the leases and Service Contracts transferred to Buyer as provided in 7.3(b).

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(b)         A Minnesota Certificate of Real Estate Value.

(c)         Any other documents expressly required by the terms of this Contract.

7.5     Each party shall deliver to the other party and to the Escrowee such duly executed and acknowledged or verified certificates, affidavits and other documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by appropriate trust, corporate, partnership or other proceedings and as to the authority of the officer, partner or other representatives acting for it, as counsel for the other party or the Title Company may reasonably request.

7.6         The Escrowee shall serve as the "real estate reporting person" (as such term is defined in Section 6045(e) of the Internal Revenue Code of 1986, as amended) and shall file the requisite Form 1099-S with the Internal Revenue Service in accordance with said Section 6045(e) and the regulations issued thereunder. This Contract shall constitute the designation agreement described in those regulations, the name and address of Seller as transferor and Buyer as transferee in the transaction contemplated hereby appear in 12 hereof (as amended by any notice given under 12 and, in case of any permissible assignment by Buyer, by the notice of such assignment) and Seller, Buyer and Escrowee agree to retain a copy of this Contract for a period of four (4) years following the end of the calendar year in which the Closing occurs. The provisions of this paragraph shall survive the Closing.

7.7         At any time and from time to time after the Closing, Buyer and Seller agree to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered such additional instruments or documents and to take or cause to be taken such further action as the other party may reasonably request to evidence and effectuate the transactions contemplated under this Contract.

8.	Adjustments.

8.1      The following shall be apportioned based upon the number of calendar days in the measuring period as of the day prior to Closing:

(a)         Rents and additional rents, when, as and if collected.

(i)         Prior to Closing, Seller shall perform a reconciliation of payments of additional rents made by the Tenant for the calendar year 2022 through the end of the last full calendar month prior to Closing (if Closing occurs after the first week of a calendar month) or through the end of the second to last full calendar month prior to Closing (if Closing occurs during the first week of a calendar month) (“Seller’s Pre-Closing Reconciliation”). Based on such reconciliation, Seller shall give Buyer a credit at Closing if Seller has collected payments of additional rents from the Tenant in excess of expenses incurred by Seller for such period or Buyer shall give Seller a credit at Closing if the expenses incurred by Seller for such period are more than the payments of additional rents Seller collected from the Tenant for such period.

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(ii)         The first rents collected after closing from the Tenant shall be successively applied to the payment of: (1) rents due and payable in the month in which the Closing occurs and then (2) rents due and payable at the time of receipt in the inverse order of accrual. Each party shall promptly account to the other party for any rents received after Closing to which the other party would be entitled under this 8.1(a). To illustrate the foregoing:

Assume the Closing occurs September 10; the Tenant has not paid its base rent for the months of August and September at Closing; the base rent is due on the first day of each month; and after the Closing, the Tenant pays more than one month's rent and less than two months’ rent (and the parties decide to accept the partial payment):

(y)      if the Tenant pays on September 20, Buyer shall prorate the base rent for the month of September between Seller and Buyer, remit Seller's share of the September rent to it, retain Buyer's share of the September rent and remit the balance to Seller on account of the August rent; or

(z)      if the Tenant pays on October 5, Buyer shall prorate the base rent for the month of September between Seller and Buyer, remit Seller's share to Seller and retain the balance of the payment first for Buyer's share of the September rent and the balance on account of the October rent.

(iii)     Subject to the proration of payments of additional rent required above, until the parties finally prorate all rent and additional rent, as hereinafter provided, Buyer shall initially retain all monthly or other payments of additional rent made by the Tenant following the Closing Date (except payments delinquent at the time of Closing). As soon as reasonably practicable following the end of the applicable fiscal year set forth in the Tenant’s lease for the calculation and payment of additional rent (the "Applicable Fiscal Year"), Seller and Buyer shall reprorate the total additional rent due from or to the Tenant for the remainder of the Applicable Fiscal Year that was not included in Seller’s Pre-Closing Reconciliation.

(iv)     As soon as reasonably practicable after the end of the Applicable Fiscal Year (a) Buyer shall furnish to Seller a statement, certified to be true and correct by Buyer, setting forth the operating expenses incurred by Buyer during the period beginning on the Closing Date and ending on the last day of the Applicable Fiscal Year and all reimbursements received during such period by Buyer, as landlord under the Tenant’s lease, for the Tenant’s share of operating expenses for such Applicable Fiscal Year, and (b) Seller shall furnish to Buyer a statement, certified to be true and correct by Seller, setting forth the operating expenses incurred by Seller which were not included in Seller’s Pre-Closing Reconciliation and all reimbursements received for such period by Seller, as landlord under the Tenant’s lease, for the Tenant’s share of operating expenses for such portion of the Applicable Fiscal Year. Buyer and Seller shall cooperate in good faith to exchange such information as shall be required to prepare the appropriate reconciliation of the Tenant’s additional rent payments in a timely fashion.

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(v)       Following the completion of the necessary exchange of information and resulting calculations, Buyer and Seller shall re-prorate the Tenant’s additional rent as set forth below. If the sum of all interim payments on account of additional rent collected and retained by Seller from the Tenant for the portion of the Tenant’s Applicable Fiscal Year not included in Seller’s Pre-Closing Reconciliation (reduced or increased by the credit described in 8.1(a)(i) above) exceeds the amount of additional rent to which Seller is entitled with respect to the Tenant as set forth above, Seller shall pay such excess to Buyer. If the sum of all interim payments on account of additional rent collected and retained by Buyer for the Tenant's Applicable Fiscal Year exceeds the amount of additional rent to which Buyer is entitled with respect to the Tenant, Buyer shall pay such excess to Seller. If the sum of the interim payments on account of additional rent collected by Seller and the interim payments on account of additional rent collected by Buyer exceeds the additional rent actually owed by the Tenant for its Applicable Fiscal Year, Buyer shall remit to, or give the Tenant credit for, such excess and Seller and Buyer shall make any necessary adjustment between them in accordance with the immediately preceding sentences. If the sum of the interim payments on account of additional rent collected by Seller and the interim payments on account of additional rent collected by Buyer is less than the additional rent actually owed by the Tenant for its Applicable Fiscal Year, Seller and Buyer shall make any necessary adjustment between them in accordance with the immediately preceding sentences, and Buyer shall collect such shortfall from the Tenant.

(b)         Real and personal property taxes (“Taxes“) and installments of special assessments imposed by Governmental Authorities (“Assessments“) and any assessments by private covenant constituting a lien or charge on the Premises due and payable in the calendar year of Closing. All prorations shall be based upon a fraction determined by dividing the actual number of days elapsed up to the Closing by 365. Seller shall (no later than the date of Closing) pay all Taxes due and payable in the calendar years prior to the calendar year of Closing and in the year of Closing prorated to the date of Closing, and Buyer shall pay all Taxes due and payable after the date of Closing and prorated from the date of Closing through the remainder of the year in which the Taxes are due. Seller shall pay installments of Assessments, if any, due prior to the date of Closing and Buyer shall pay installments of Assessments, if any, due after the date of Closing.

In the event that as of the Closing Date the actual tax bills are not available and the amount of Taxes to be prorated as aforesaid cannot be ascertained with certainty, then rates and assessed valuation of the previous year, shall be used, and when the actual amount of Taxes for the year in question shall be determinable, then such Taxes shall be re-prorated following Closing between the parties to reflect the actual amount of such Taxes; provided, however, that no adjustment shall be made for any increase in real estate taxes occurring by virtue of supplemental taxes imposed on account of the sale of the Premises. If at any time, whether before or after Closing, the Premises are reassessed and such reassessment results in a refund of taxes or special assessments paid for any period prior to Closing, such refund shall be the sole property of Seller, and to the extent that Buyer shall receive the same, either directly or indirectly, Buyer shall transmit such refund to Seller. The provisions of this paragraph shall survive the Closing. If, on the Closing Date, bills for the real estate taxes imposed upon the Premises for the real estate tax year in which Closing occurs have been issued but shall not have been paid, such taxes shall be paid at the time of Closing.

(c)         Current monthly income and expenses under the Service Contracts assigned or transferred to Buyer.

(d)         Utility charges payable by the owner of the Premises, including water and sewer charges, except that where practicable, Seller shall undertake to cause utility readings to be taken on the day prior to the Closing, and Seller shall pay the charges for utility services based on such reading, Buyer paying charges for all such utility services thereafter.

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(e)         In addition to the foregoing specific apportionments, Seller shall receive all other income accrued to Closing and shall pay all other expenses accrued or incurred in the operation of the Premises prior to Closing and Buyer shall receive all other income accruing on and after Closing and shall pay all other expenses incurred or accrued in the operation of the Premises on and after Closing. Any item of income or expense which should be apportioned and which is not or cannot be apportioned at Closing shall be duly apportioned as soon as determined.

8.2    The following credits shall be given:

(a)         Buyer shall receive a credit in an amount equal to the sum of any expenses to be paid post-Closing by Buyer to the extent such expenses pertain to time periods prior to the date of Closing.

(b)         Seller shall receive a credit for any prepaid expenses paid by Seller to the extent such expenses pertain to time periods commencing after the date of Closing.

(c)         Buyer shall receive a credit for the aggregate amount of any security deposits held by Seller under the tenant leases at the date of Closing.

(d)         Buyer shall receive a credit for any portion of the HVAC Allowance that remains unpaid as of the Closing Date.

8.3    Seller shall pay all costs of title examination and title insurance premiums for a standard owner’s title policy. Buyer shall pay the cost of any extended coverage and/or endorsements to the standard owner’s title policy and the cost (if any) to update the Survey. Seller shall pay all transfer and documentary stamp taxes imposed on the transfer of title to the Premises. Seller shall pay the cost to record the satisfaction or release of any mortgage or lien required to be satisfied by Seller. Buyer and Seller shall split evenly the charges, if any, of the Escrowee for escrow services or closing or settlement services. The parties shall pay any costs as expressly provided elsewhere in this Contract and shall adjust all other closing charges in accordance with the custom in the county in which the Premises are located.

8.4    Seller, at its sole cost and expense, at the Closing, shall terminate its management agreement with respect of the Premises and shall discharge the employees of the Premises or transfer them to other operations and pay all compensation due the employees through the date of Closing.

9.	Brokerage.

Seller and Buyer represent to each other that the only broker who has been involved with the negotiation of this Contract and the purchase of the Premises pursuant thereto is Cushman & Wakefield (represented by Tom O’Brien), having an address at 3500 American Blvd W., Suite 200, Bloomington, MN 55431 (the "Broker") and there are no other persons entitled to a commission in connection with this transaction by reason of Seller’s or Buyer's acts. Seller agrees to pay the commissions due to the Broker in accordance with a separate agreement and to indemnify Buyer against any claims of and liabilities to the Broker or any other person for brokerage commissions, finders' fees or other remuneration arising from this Contract or the transactions contemplated by this Contract by reason of Seller’s acts. Buyer agrees to indemnify Seller against any claims of and liabilities to any person (other than the Broker) for brokerage commissions, finder's fees or other remuneration arising from this Contract or the transaction contemplated by this Contract by reason of Buyer’s acts.

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10.	Escrow Provisions.

10.1    Seller and Buyer hereby appoint Escrowee to serve as such pursuant to the terms of this Contract. The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience and as such shall not be deemed to be the agent of either of the parties.

10.2    Buyer shall pay the sum or sums, as applicable, to be paid under 1.1(b) by wire transfer to Escrowee. As soon as practicable after collection, Escrowee shall hold the proceeds thereof in escrow, in an escrow account and shall invest the proceeds in an interest bearing account of a Federally insured banking institution. Escrowee shall apply the Deposit as provided in the separate escrow instructions referred to in 7.2(a) or, in any other case, as expressly provided in this Contract. The tax identification numbers of the parties are set forth opposite their signatures to this Contract.

10.3    The duties of Escrowee shall be determined solely by the express provisions of this Contract and the separate escrow instructions referred to in 7.2. If there is any dispute or doubt as to which party is entitled to the Deposit, Escrowee may hold the Deposit until receipt of a written authorization signed by the parties or a final judgment of a court of competent jurisdiction directing the disposition of the Deposit. In the absence of such authorization, the parties authorize Escrowee, at the joint and several cost of Seller and Buyer, without creating any obligation on the part of Escrowee, if this Contract or the Deposit becomes involved in litigation, to deliver the Deposit to the clerk of the court in which the litigation is pending or, if it is threatened with litigation, to interplead all interested parties in the court of general jurisdiction in the county in which the Premises are located and to deliver the Deposit to the clerk of that court; and upon such delivery, Escrowee shall be fully relieved and discharged of any further responsibilities under this Contract.

10.4    The Deposit shall be paid by Escrowee to Seller at Closing and credited against the Purchase Price. If the Closing does not occur due to the exercise of a Termination Option, the Deposit shall be paid to Buyer unless the conditions of the specific Termination Option shall provide otherwise.

10.5    The parties acknowledge that the Escrowee is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity or the subject matter of any agreement, by, between or among the Seller and Buyer. Seller and Buyer agree to indemnify and hold harmless Escrowee, jointly and severally, from any loss, claim, expense or damage (including court costs and attorneys’ fees) incurred in connection with the performance of the Escrowee’s duties hereunder, except for Escrowee’s bad faith, willful misconduct or negligence. Seller and Buyer agree that the Escrowee shall not be responsible in any manner for the validity or sufficiency of any cash, instruments, wire transfer or any other property delivered to it hereunder, or for the value or collectibility of any check or other instrument so delivered or for any representation made or obligations assumed by Seller or Buyer and nothing herein shall be deemed to obligate Escrowee to deliver any cash or wire any funds or release any documents unless the same shall have first been received by the Escrowee pursuant to this Contract.

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11.	Assignments

11.1    Buyer's interest under this Contract may not be assigned without Seller’s prior written consent; except, without Seller’s consent, Buyer’s interest under this Contract may be assigned to a wholly owned subsidiary of Buyer or affiliate under common control or ownership with Buyer or a purchasing entity in which one or more partners of the Buyer, or related entities, such as trusts, have an ownership interest of not less than 51% of the purchasing entity. Buyer shall not be released from its obligations under this Contract upon any assignment and Buyer's obligations shall remain in full force and effect.

11.2    Buyer acknowledges that Seller may engage in a tax-deferred exchange pursuant to §1031 of the Internal Revenue Code of 1986, as amended, with respect to Seller’s sale of the Premises. In order to implement such exchange, Seller may, upon written notice to Buyer, assign its rights, but not its obligations, under this Contract to a third party designated by Seller to act as a qualified intermediary (as such phrase is defined in applicable Internal Revenue Service regulations), or transfer the Premises to an exchange accommodation titleholder (as such phrase is defined in the applicable Internal Revenue Service regulations) who shall then transfer the Premises to Buyer at Closing. In no event shall Buyer incur any additional expense or liability as a result of Seller’s exchange. In no event shall Buyer be required to purchase or hold title to any real or personal property other than the Premises. In connection with any cooperation by Buyer relating to Seller’s exchange, Buyer shall not be required to execute any note or other instrument providing for personal or other liability or to assume any indebtedness encumbering any real property. The Closing shall not be delayed because of any delay of Seller’s exchange. If Seller’s actions shall propose such delay, the transaction contemplated hereby shall proceed to close in accordance with the other terms and provisions of this Contract, and in such event the terms and provisions of this paragraph shall be of no further force or effect.

11.3    Seller acknowledges that Buyer may engage in a tax-deferred exchange pursuant to §1031 of the Internal Revenue Code of 1986, as amended, with respect to Buyer’s purchase of the Premises. In order to implement such exchange, Buyer may, upon written notice to Seller, assign its rights, but not its obligations, under this Contract to a third party designated by Buyer to act as a qualified intermediary (as such phrase is defined in applicable Internal Revenue Service regulations), or provide for the transfer of the Premises to an exchange accommodation titleholder (as such phrase is defined in the applicable Internal Revenue Service regulations), who shall purchase the Premises at Closing. In no event shall Seller incur any additional expense or liability as a result of Buyer’s exchange. In no event shall Seller be required to purchase or hold title to any real or personal property other than the Premises. In connection with any cooperation by Seller relating to Buyer’s exchange, Seller shall not be required to execute any note or other instrument providing for personal or other liability or to assume any indebtedness encumbering any real property. The Closing shall not be delayed because of any delay of Buyer’s exchange. If Buyer’s actions shall propose such delay, the transaction contemplated hereby shall proceed to close in accordance with the other terms and provisions of this Contract, and in such event the terms and provisions of this paragraph shall be of no further force or effect.

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12.	Notices

All notices, requests, consents and other communications required or permitted to be delivered hereunder shall be in writing and shall be delivered by Federal Express or other nationally recognized air courier or by email (provided such email is confirmed in writing by the recipient), as follows:

To Escrowee at:	Commonwealth Land Title Insurance Company
685 Third Avenue, 20th Floor
New York, NY 10017
Phone No.: (212) 973-6212
Attn: Paul Kleidman, Esq., Vice President & Commercial Counsel
Email: pkleidman@cltic.com

To Buyer at:	The address first above given
Attn.: Adam Doud
Phone No.: ______________
Email: Adam.Doud@wellsfargo.com

With a copy to:	Burns, Wall and Mueller, P.C.
303 East Seventeenth Street, Suite 920
Denver, Colorado 80203-1299
Attn: Robert T. Cosgrove, Esq.
Phone No.: (303) 830-7000
Email: rcosgrove@bwsm.com

To Seller at:	The address first above given
Attn.: Martin J. Cawley
Phone No.: (212) 408-2992
Email: (cawleym@sentinelcorp.com
Attn: (Cindy Miata
Phone No.: (212) 408-2916
Email: miata@sentinelcorp.com
Attn: David Witthuhn
Phone No.: (212) 408-8957
Email: witthuhn@sentinelcorp.com

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With a copy to:	Ingram Yuzek Gainen Carroll & Bertolotti, LLP
150 East 42nd Street, 19th Floor
New York, New York 10017
Attn.: Shane O’Neill, Esq.
Phone No.: (212) 907-9605
Email: soneill@ingramllp.com Attn: Deborah N. Korman, Esq.
Phone No.: (212) 907-9656
Email: dkorman@ingramllp.com

Any party hereto may, from time to time, designate any other address to which such notice, request, consent or other communication addressed to it shall be sent. All such communications shall be effective on delivery. Counsel for any party may give notices to the other party with the same effect as if given by the party.

13.	Expenses

Whether or not the transactions contemplated under this Contract are consummated, each party hereto shall pay its own expenses incident to the preparation and performance of this Contract, including, without limitation, attorneys' fees.

14.	Survival of Agreements

Except as expressly herein provided to the contrary, the covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Contract and the consummation of the transactions contemplated herein; provided that Buyer must give notice of any breach of any such surviving covenants, agreements, representations and warranties on or before the 135th day after the Closing as a condition to the enforcement of any rights with respect to any such covenants, agreements, representations and warranties; except for fraud in the inducement, Seller's liability for all breaches of those covenants, agreements, representations and warranties shall be limited to ONE HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($175,000.00) in the aggregate; and Buyer shall have no right of rescission for any such breach. Notwithstanding anything in this Contract to the contrary, if Buyer shall have received actual notice of, or shall otherwise have actual knowledge of, any breach by Seller of any of its covenants, agreements, representations and warranties set forth herein and shall nonetheless proceed to Closing and purchase the Premises, Seller shall have no liability to Buyer with respect to such breach and, should Buyer purchase the Premises, Buyer hereby knowingly and intentionally waives any and all liability, claims, actions or causes of action with respect to any such breach of which Buyer has actual notice or actual knowledge prior to the Closing.

15.	Entire Agreement

This Contract (including all schedules annexed hereto) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. This Contract may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

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16.	Waivers; Extensions

No waiver of any breach of any agreement or provisions herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provisions herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

17.	No Recording

The parties each agree that neither this Contract nor any memorandum or notice thereof shall be recorded.

18.	Counterparts; Captions

This Contract may be executed in counterparts, each of which shall be deemed an original. The captions are for convenience of reference only and shall not affect the construction to be given any of the provisions hereof.

19.	Pronouns; Joint and Several Liability

All pronouns and nouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require. If Buyer consists of two or more parties, the liability of such parties shall be joint and several.

20.	Claims

Whenever any party shall learn through the filing of a claim or the commencement of a proceeding by a third party or otherwise of the existence of any liability for which another party is or may be responsible under this Contract, such party shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have which may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend same in the name of any party and shall generally cooperate with the other party in the defense of any such claims.

21.	Limitation of Liability

21.1    If Seller shall default in any material respect prior to Closing, then Buyer may, at its sole option, either: (i) exercise a Termination Option; or (ii) have the right to enforce this Contract by obtaining specific performance of its terms and provisions. Buyer must exercise its option to sue for specific performance within thirty (30) days after Seller’s default or Buyer shall be deemed to have elected to exercise a Termination Option. If Buyer exercises such a Termination Option, Seller shall reimburse Buyer for Buyer’s actual, documented out-of-pocket costs in connection with the transactions contemplated herein including, without limitation, due diligence costs, legal fees, rate lock fees and third party consultant fees, in an amount not to exceed $25,000.00 in the aggregate, and neither party shall have further rights or obligations pursuant to this Contract. Buyer shall not be entitled to any other remedy for damages or otherwise which it may have at law or in equity as a consequence of such default.

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21.2    BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER'S DAMAGES IN THE EVENT OF DEFAULT BY BUYER TO PURCHASE THE PREMISES WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THE DEPOSIT (AS DEFINED IN 1.3) IS THE PARTIES' BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS CONTRACT FAILS TO CLOSE BY REASON OF BUYER'S DEFAULT. IF BUYER SHALL DEFAULT IN ANY MATERIAL RESPECT AND SELLER SHALL NOT HAVE DEFAULTED IN ANY MATERIAL RESPECT, SELLER MAY EXERCISE A TERMINATION OPTION AND ESCROWEE SHALL PAY OVER THE DEPOSIT TO SELLER AS LIQUIDATED DAMAGES AND NOT A PENALTY, AND THE RETENTION OF THE DEPOSIT SHALL BE THE SOLE REMEDY OF SELLER (EXCEPT FOR ANY DEFAULTS UNDER 2.2).

22.	Governing Law

The terms of this Contract shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

23.	Miscellaneous

If the day for performance of any action described in this Contract shall fall on a Saturday, Sunday or a day on which the banks are closed in New York or in the State in which the Premises are located, the time for such action shall be extended to the first business day after such Saturday, Sunday or day on which the banks are closed.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

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IN WITNESS WHEREOF, Seller and Buyer have duly executed this Contract as of the date first above written.

SELLER:	Eagle IV Realty LLC,
a Delaware limited liability company,
	By:	SB Partners Real Estate Corporation,
a New York corporation, its manager

By:
		Name:	Martin J. Cawley
		Title:	Vice President

Tax I.D. No.:

BUYER:		Wells Fargo Bank, N.A., as agent for Irwin Leitgeb Trust dated October 16, 1995, as amended and restated on December 10. 2012

By:
		Name:	Adam Doud
		Title:	Senior Vice President

Tax I.D. No.:

The undersigned accepts appointment as Escrowee, acknowledges receipt of THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($375,000.00) by wire, and agrees to hold it in accordance with and subject to the terms of the foregoing Contract.

ESCROWEE:	Commonwealth Land Title Insurance Company

By:___________________________________
Name: Paul Kleidman, Esq.
Title: Vice President & Commercial Counsel

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

SCHEDULE 1

Legal Description of the Land

PARCEL 1:

Lot 1, Block 1, C.E.D. Plaza, Hennepin County, Minnesota.

PARCEL 2:

That part of vacated 73rd Avenue North as dedicated in the plat of C.E.D. Plaza which lies Westerly of the Southerly extension of the East line of Lot 1, Block 1, C.E.D. Plaza, and which lies Northerly and Easterly of Line "A" described below; and

That part of vacated 73rd Avenue North as dedicated in the plat of Deerwood Homes 4th Addition which lies Westerly of the Southerly extension of the East line of Lot 1, Block 1, C.E.D. Plaza, and which lies Northerly and Easterly of Line "A" described below.

LINE "A": Beginning at the most Westerly corner of Outlot E in Deerwood Homes 4th Addition; thence North 71 degrees 20 minutes 15 seconds West, assumed bearing, along the Northwesterly extension of the Southwesterly line of said Outlot E a distance of 77.01 feet; thence Northwesterly a distance of 323.22 feet, along a tangential curve concave to the Southwest having a radius of 1,045.40 feet and a central angle of 17 degrees 42 minutes 54 seconds and said line there terminating.

PARCEL 3:

That part of vacated County Road No. 130, now known as 73rd Avenue North, as donated and dedicated in the plat of C.E.D. Plaza, according to the recorded plat, Hennepin County, Minnesota, which lies West of the Southerly extension of the East line of Lot 1, Block 1, C.E.D. Plaza and which lies Northerly of a line 40.00 feet Northeasterly and Northerly of and parallel with the following-described line:

Commencing at the Northeast corner of the Southeast Quarter of Section 26, Township 119, Range 22; thence South 0 degrees 56 minutes 42 seconds East, assumed bearing, along the East line of said Southeast Quarter 268.37 feet to the point of beginning of said line to be herein described; thence North 71 degrees 20 minutes 15 seconds West 724.84 feet; thence Northwesterly 310.86 feet along a tangential curve, concave to the Southwest, having a radius of 1005.40 feet and a central angle of 17 degrees 42 minutes 54 seconds and said line there terminating.

PARCEL 4:

That part of vacated 73rd Avenue North as dedicated in the plat of TROUT PONDS which lies Northeasterly of the following-described line:

Beginning at the most Westerly corner of Outlot E in Deerwood Homes 4th Addition; thence North 71 degrees 20 minutes 15 seconds West, assumed bearing, along the Northwesterly extension of the Southwesterly line of said Outlot E a distance of 77.01 feet; thence Northwesterly a distance of 323.22 feet, along a tangential curve concave to the Southwest having a radius of 1,045.40 feet and a central angle of 17 degrees 42 minutes 54 seconds and said line there terminating.

Hennepin County, Minnesota

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

SCHEDULE 2.1(a)

Specific Due Diligence Documents

1.	Tenant lease
2.	Service contracts
3.	Capital improvement history
4.	Real estate tax bills for the current tax year and the prior tax year\
5.	Receivables report

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

SCHEDULE 3.1(c)

Pending Litigation

NONE.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

SCHEDULE 3.1(d)

Rent Roll

See attached (1 page).

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

SCHEDULE 3.1(e)

Operating Statements

The following are annexed:

June 2022 Year to Date Monthly Trend (2 pages).

2021 Year to Date Monthly Trend (2 pages).

2020 Year to Date Monthly Trend (2 pages).

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

SCHEDULE 3.1(g)

Service Contracts

1.	Service Agreement dated March 22, 2022 (The Lawrence Professionals) for landscaping maintenance (expires 11/30/22)

2.	Facility Management Agreement dated July 7, 2021 (Bevara Building Services) (expires 7/31/22). This agreement will not survive the Closing.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

SCHEDULE 3.1(o)

SELLER’S CONFLICT OF INTEREST DISCLOSURE

1.

WELLS FARGO BANK, N.A. (“WELLS FARGO”) AFFILIATION AND CONTROL PERSON. Seller to initial as applicable: Seller and/or Seller’s spouse, or any of their relatives living at the same address, is ____ / is not __X__ an employee or “control person” of Wells Fargo or any affiliate, subsidiary or parent of Wells Fargo. A “control person” includes a director, policy-making officer, or 10% stockholder.

2.

WELLS FARGO BANK AFFILIATE BUSINESS ENTITY. Seller to initial as applicable: Seller is ____ / is not __X__ a business, subsidiary, parent, affiliate, or agent acting on behalf of a business, subsidiary, parent or affiliate of Wells Fargo.

3.

ERISA MATTERS. Seller to initial as applicable:  Seller is ____ / is not __X__ an “employee benefit plan” (a “Plan”) as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), an asset of such a Plan, or a person acting for the benefit of such a Plan. Seller represents, warrants, and covenants that:

a.

the purchase of the Property will not be prohibited under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “IRC”), or any other rule, regulation, policy, procedure, judgment or order that is similar to Title I of ERISA or Section 4975 of the IRC;

b.

to the extent that any assets of the Seller are treated as an asset of a Plan, (i) any such Plan’s interest in the Seller is managed by a “QPAM” as defined in Section VI(a) of U.S. Department of Labor Prohibited Transaction Class Exemption 84-14 (the “QPAM Exemption”), (ii) neither Wells Fargo nor any its “affiliates” (within the meaning of Section VI(c) of the QPAM Exemption) has the authority to appoint or terminate any such QPAM or negotiate the terms of any management agreement between any such employee benefit plan and any such QPAM, (iii) Wells Fargo is not any such QPAM and is not “related” (within the meaning of Section VI(h) of the QPAM Exemption) to any such QPAM, and (iv) such QPAM is responsible for exercising independent judgment in evaluating the transactions reflected in the Agreement and this Addendum;

c.

neither Wells Fargo nor any of its affiliates are acting as a fiduciary within the meaning of Section 3(21)(A) of ERISA in respect of any of the assets of Seller that are involved in the Agreement or this Addendum; and

neither Wells Fargo nor any of its affiliates have any responsibility for governing or overseeing the conduct of the Seller or any QPAM and all decisions have been the result of arms’ length negotiations between the parties.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

SCHEDULE 7.3(a)

Form of Deed

LIMITED WARRANTY DEED

State Deed Tax Due Hereon: $_____________

Date: ___________________, 2022

FOR VALUABLE CONSIDERATION, Eagle IV Realty, LLC, a Delaware limited liability company (“Grantor”), hereby conveys and quitclaims to                                         , a                                          ("Grantee"), that certain real property located in Hennepin County, Minnesota which is described on the Exhibit A attached to this Deed (the “Property”), together with all hereditaments and appurtenances belonging thereto. Grantor warrants that:

(1)	this Deed conveys after-acquired title; and

(2)	Grantor has not done or suffered anything to encumber the Property, except for the encumbrances described on the Exhibit B attached to this Deed.

Grantor certifies that it does not know of any wells on the Property.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

GRANTOR:	Eagle IV Realty LLC,
a Delaware limited liability company,
	By:	SB Partners Real Estate Corporation,
a New York corporation, its manager

By:
Name:	Martin J. Cawley
Title:	Vice President

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On this ____ day of ___________, in the year 2022 before me, the undersigned, a Notary Public in and said State, personally appeared MARTIN J. CAWLEY, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

My Commission Expires: _________________________

THIS INSTRUMENT WAS DRAFTED BY:	Tax Statements for the Property
Deborah N. Korman	should be sent to Grantee at:
Ingram Yuzek Gainen Carroll
& Bertolotti, LLP
150 East 42nd Street, 19th floor
New York, NY 10017

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

EXHIBIT "A" TO THE SPECIAL WARRANTY DEED

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

EXHIBIT "B" TO THE SPECIAL WARRANTY DEED

1.         Ad valorem taxes for the year ____, a lien not yet due or payable, and subsequent years not yet due or payable.

[ADD PERMITTED ENCUMBRANCES]

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

SCHEDULE 7.3(b)

Assignment and Assumption of Lease and Other Property Rights

ASSIGNMENT AND ASSUMPTION (“Agreement”) dated as of this ___ day of _________, 2022 between Eagle IV Realty, LLC, a Delaware limited liability company, having an office c/o Sentinel Real Estate Corporation, 1251 Avenue of the Americas, New York, New York 10020 ("Assignor") and                                       , a                                                                              , having an address [c/o] [at]                                                                                                                                     ("Assignee").

W I T N E S S E T H:

WHEREAS:

A.         Assignor and Assignee entered into a certain contract dated __________ ___, 2022 (as amended, the "Contract") pursuant to which Assignor agreed to sell and the Assignee agreed to purchase certain real property known as Eagle Lake Business Centre IV located at 11400 73rd Avenue North, Maple Grove (Hennepin County), Minnesota 55369 (said real property and improvements thereon being herein collectively referred to as the "Premises"), more particularly described in the Contract.

B.         The Contract provides for the transfer and assignment and assumption of certain interests and rights in addition to the Premises more particularly described therein; and

C.         The Contract provides for the execution of an assignment and assumption covering said rights and interests.

NOW THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby assigns to Assignee all of its right, title and interest in and to the following:

1.         The lease (the "Lease") and the prepaid rents (if any) (the "Prepaid Rents"), all of which are more particularly described in Exhibit "A" attached hereto and made a part hereof;

2.         The service contracts and other agreements relating to the Premises and described in Exhibit "B" attached hereto and made a part hereof (the "Service Contracts");

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.

Assignor hereby agrees to indemnify, defend and hold Assignee harmless from and against any and all claims, losses, costs, damages and obligations arising on or before the date hereof under the Lease, the Prepaid Rents and the Service Contracts which have been assigned hereby.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

Assignee hereby assumes the obligations of Assignor arising after the date hereof under the Lease, the Prepaid Rents, and the Service Contracts and agrees to indemnify and hold Assignor harmless from and against any and all claims, losses, costs, damages and obligations arising after the date hereof under the Lease, the Prepaid Rents and the Service Contracts which have been assigned hereby.

This Agreement may be executed in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. This Agreement shall become effective only after each of the parties hereto shall have executed and delivered it to the other.

IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the date first above written.

ASSIGNOR:	Eagle IV Realty LLC,
a Delaware limited liability company,
	By:	SB Partners Real Estate Corporation,
a New York corporation, its manager

By:
Name:	Martin J. Cawley
Title:	Vice President

ASSIGNEE:	________________________________________________________, a _____________________________ _________________________
By:_______________________, a _____________ _____________
its _____________________________
By:___________________________________
Name: ___________________________
Title: ___________________________

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

Exhibit “A” to the Assignment and Assumption Agreement

Rent Roll dated                    , 2022 attached (1 page).

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

Exhibit “B” to the Assignment and Assumption Agreement

Service Contracts

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

SCHEDULE 7.3(h)

Form of Tenant Estoppel Certificate

ESTOPPEL CERTIFICATE

By Lease dated September 20, 2006, as amended by First Amendment to Lease dated January 9, 2009, Second Amendment to Lease dated August 14, 2009, Consent to Transfer dated July 6, 2010, Third Amendment to Lease dated November 30, 2012, Fourth Amendment to Lease dated February 12, 2015, Fifth Amendment to Lease dated July 26, 2018, Landlord Consent dated October 10, 2021, and Sixth Amendment to Lease dated February 28, 2022 (hereinafter collectively referred to as the “Lease”), Eagle IV Realty, LLC, a Delaware limited liability company (“Landlord”), leased to SterilMed, Inc., a Minnesota corporation ("Tenant") 60,345 square feet of space in the building located at 11400 73rd Avenue North, Maple Grove, Minnesota 55369 (the “Property”).

In respect to the Lease, Tenant hereby agrees and certifies to Landlord, to Irwin Leitgeb Trust dated October 16, 1995 as amended and restated on December 10, 2012, its successors and assigns, the proposed purchaser of the Property ("Purchaser"), and to Wells Fargo Bank NA, Purchaser's lender, and/or its participants, successors and assigns ("Lender"), the following:

1.         Tenant states that as of this date, the Lease is in full force and effect, without modification, a copy of said Lease being attached hereto. Tenant further states as follows:

(a)         Tenant is the tenant under the Lease for the Property. The monthly base rent presently is $62,859.38 per month.

(b)         The Lease term commenced on October 1, 2006. The termination date of the Lease term, excluding renewals and extensions, is October 31, 2031. Tenant has the right to extend or renew the Lease for one 5-year period.

(c)         The Lease has not been assigned, modified, supplemented or amended in any way by Tenant, except as described on the attached sheet (if any). The Lease constitutes the entire agreement between the parties and there are no other agreements concerning the Property, and Tenant is not entitled to receive any concession or benefit (rental or otherwise) or other similar compensation in connection with renting the Property other than as set forth in the Lease.

(d)         The Lease is valid and in full force and effect, and, to the best of Tenant’s knowledge, no party thereto, is presently in default thereunder. Tenant has no defense, set-off or counterclaim against Landlord arising out of the Lease or in any way relating thereto, and no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

(e)         No rent or other sum payable under the Lease has been paid more than one month in advance.

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

(f)         The amount of the security deposit, if any, to secure Tenant’s performance under the Lease is ZERO.

Executed as of this ______ day of July, 2022.

TENANT:

SterilMed, Inc.,
a Minnesota corporation

By:
Name:
Title:

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

SCHEDULE 7.3(i)

Form of Assignment of Warranties, Guaranties and Governmental Approvals

ASSIGNMENT OF WARRANTIES. GUARANTIES AND GOVERNMENTAL APPROVALS

___________________, 2022

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Eagle IV Realty, LLC, a Delaware limited liability company (“Seller”) hereby assigns, transfers and sets over unto Irwin Leitgeb Trust dated October 16, 1995 as amended and restated on December 10, 2012 (“Buyer”), and Buyer hereby accepts from Seller, all of Seller's right, title and interest in and to: (A) all transferable warranties and guaranties, if any (the “Warranties and Guaranties”), with respect to (a) the Improvements, and (b) any repairs or renovations to such Improvements, conveyed to Buyer by Seller pursuant to the transactions contemplated by the Contract; and (B) all transferable consents, authorizations, variances or waivers, licenses, permits, and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau, or other entity or instrumentality solely in respect of the Real Property which remain valid or in effect as of Closing.

This assignment is delivered pursuant to that certain Contract dated __________, 2022 between Seller and Buyer (“Contract”), and is delivered pursuant to Section 7.3(i) of the Contract. Capitalized, undefined terms in this Assignment of Warranties and Guaranties and Governmental Approvals shall have the same meaning as in the Contract. Any conflict between the provisions of this Assignment of Warranties, Guaranties and Governmental Approvals and the Contract shall be controlled by the provisions of the Contract; and this Assignment of Warranties and Guaranties and Governmental Approvals is specifically limited in its recourse by Buyer against Seller by the provisions of the Contract, and is otherwise subject to the provisions of the Contract.

(signatures appear on the following page)

Eagle IV Business Centre Sale Contract

Execution version July 14, 2022

IN WITNESS WHEREOF, Seller and Buyer have caused this Assignment and Assumption to be executed as of the date first hereinabove written.

SELLER:	Eagle IV Realty LLC,
a Delaware limited liability company,
	By:	SB Partners Real Estate Corporation,
a New York corporation, its manager

By:
		Name:	Martin J. Cawley
		Title:	Vice President

BUYER:		Wells Fargo Bank, N.A., as agent for Irwin Leitgeb Trust dated October 16, 1995, as amended and restated on December 10. 2012

By:
		Name:	Adam Doud
		Title:	Senior Vice President